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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation of our report included in this registration statement on Form S-4, to be filed on or around December 28, 2000, into the Company's previously filed Registration Statements on Form S-8 (File Nos. 33-52168, 33-69322, 33-71450, 33-89072,
333-02115, 333-10349, 333-16531, 333-16015, 333-30279, 333-30281, 333-45079,
333-45095, 333-45083, 333-62609, 333-62613, 333-36901, 333-85393, 333-85389,
333-85919, 333-44374 and 333-62613) and Form S-3 (File Nos. 33-77964, 333-10455,
333-10459, 333-20911, 333-45067, 333-45127, 333-60859, 333-34578, 333-88283 and
333-44380).

                                                             ARTHUR ANDERSEN LLP

Jackson, Mississippi,
March 1, 2001